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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of SoftKey International Inc. on Form S-8 (Nos. 33-75134, 33-92920, 33-92922, 33-61931, and 333-00107) and on Form S-3 (Nos. 33-59706, 33-72050, 33-73422,
33-60087, 33-60593, 33-63073, and 333-145) of our report dated February 22,
1996, on our audits of the consolidated balance sheets of SoftKey International Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1995 and 1994, and the related financial statement schedule.



                                           /s/ COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 4, 1996